Exhibit 99.1

Contact:
Tricia Haugeto
303.386.1193
thaugeto@arraybiopharma.com

ARRAY BIOPHARMA ANNOUNCES DRUG DISCOVERY COLLABORATION AGREEMENT WITH BIOGEN IDEC
Array to advance kinase inhibitors for inflammatory disease
Biogen responsible for clinical development and worldwide commercialization
BOULDER, Colo., May 28, 2014 - Array BioPharma (Nasdaq: ARRY) announced today a collaboration agreement with Biogen Idec (NASDAQ: BIIB) for the discovery and development of inhibitors targeting a novel kinase for the treatment of autoimmune disorders.

The collaboration target and lead inhibitors were discovered through Array’s proprietary Kinase-Directed Phenotypic Screening Platform.  This technology relies on Array’s deep experience in kinase inhibitor chemistry and phenotypic screening which can be applied to any therapeutic area where a desired cellular phenotype can be envisioned.

“Array has a strong track record in the discovery of novel compounds, and we are delighted to collaborate with them,” said Jo Viney, Ph.D., Vice President of Immunology Research, Biogen Idec. “We are encouraged by the potential of this program to address inflammatory disease and are excited to add it to our immunology research portfolio.”

“We look forward to collaborating with Biogen on this exciting target,” said Nicholas A. Saccomano, Ph.D., recently announced Chief Scientific Officer, Array BioPharma.  “With fifteen Array-invented drugs currently in clinical development benchmarking the quality of our science, we are confident in the team’s ability to advance the program with the ultimate goal of improving care for patients with inflammatory disease.”

Under the terms of the agreement, Biogen and Array will collaborate on the discovery of the novel kinase inhibitors. Biogen will be responsible for all aspects of clinical development and commercialization. The agreement includes research funding for three years, various milestone payments payable upon achievement of certain development and commercial milestones, and royalties to Array.

About Array BioPharma
Array BioPharma Inc. is a biopharmaceutical company focused on the discovery, development and commercialization of targeted small molecule drugs to treat patients afflicted with cancer. Seven Phase 3 or pivotal studies are already in progress, or are planned to begin this year. These programs include the wholly-owned hematology drug, filanesib (ARRY-520) for multiple myeloma and two partnered cancer drugs, selumetinib (AstraZeneca) and binimetinib (MEK162 / Novartis). For more information on Array, please go to www.arraybiopharma.com.

Forward-Looking Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the time of the completion or initiation of further development of our partnered programs, our potential to earn future milestone and royalty payments under our collaboration agreements, expectations that events will occur that will result in greater value for the Company, and the potential for the results of ongoing preclinical and clinical trials to support regulatory approval or the marketing success of a drug candidate. These statements involve significant risks and uncertainties, including those discussed in our most recent annual report filed on Form 10-K, in our quarterly reports filed on Form 10-Q, and in other reports filed by Array with the Securities and Exchange Commission. Because these statements reflect our current expectations concerning future events, our actual results could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to, our ability to continue to fund and successfully progress internal research and development efforts and to create effective, commercially viable drugs; risks associated with our dependence on our collaborators for the clinical development and commercialization of our out-licensed drug candidates; the ability of our collaborators and of Array BioPharma Inc. to meet objectives tied to milestones and royalties; our ability to effectively and timely conduct clinical trials in light of increasing costs and difficulties in locating appropriate trial sites and in enrolling patients who meet the criteria for certain clinical trials; risks associated with our dependence on third-party service providers to successfully conduct clinical trials within and outside the United States; our ability to achieve and maintain profitability and maintain sufficient cash resources; the extent to which the pharmaceutical and biotechnology industries are willing to in-license drug candidates for their product pipelines and to collaborate with and fund third parties on their drug discovery activities; our ability to out-license our proprietary candidates on favorable terms; and our ability to attract and retain experienced scientists and management. We are providing this information as of May 28, 2014. We undertake no duty to update any forward-looking statements to reflect the occurrence of events or circumstances after the date of such statements or of anticipated or unanticipated events that alter any assumptions underlying such statements.

# # #